                                                                     EXHIBIT 2.1

   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of CCIC and the historical financial statements of the entities acquired by CCIC during the periods presented, adjusted to give effect to the following transactions:

    (1) the roll-up of our U.K. subsidiary to an 80% ownership interest in August 1998;

    (2) CCIC's initial public offering in August 1998;

    (3) the conversion of CCIC's then-outstanding senior convertible preferred stock into common stock, all of which had been converted as of July 17, 1998;

    (4) the issuance of CCIC's exchangeable preferred stock in December
        1998;

    (5) the recent debt and equity offerings and the proposed issuance of the convertible preferred stock and warrants in the GE Capital transaction;

    (6) the Bell Atlantic joint venture;

    (7) the BellSouth transaction; and

    (8) the Powertel acquisition.

   The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998 gives effect to these transactions as if they had occurred as of January 1, 1998. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 1999 gives effect to the (1) recent debt and equity offerings and the proposed issuance of the convertible preferred stock and warrants in the GE Capital transaction and (2) the transactions described in clauses (6), (7) and (8) above as if they had occurred as of January 1, 1999. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the (1) recent debt and equity offerings and the proposed issuance of the convertible preferred stock and warrants in the GE Capital transaction and (2) the transactions described in clauses (7) and (8) above as if they had been completed as of June 30, 1999. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable.

   Included in the notes accompanying the pro forma financial statements are tables summarizing the unaudited pro forma results of operations and balance sheet for CCIC and its subsidiaries that are restricted by covenants in our high yield debt instruments. These subsidiaries exclude our U.K. subsidiaries and the Bell Atlantic joint venture, both of which are designated as unrestricted subsidiaries under our high yield debt instruments.

   The pro forma financial statements do not purport to represent what CCIC's results of operations or financial condition would actually have been had these transactions in fact occurred on such dates or to project CCIC's results of operations or financial condition for any future date or period. The pro forma financial statements should be read in conjunction with the consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in CCIC's most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

   The roll-up, the Bell Atlantic joint venture and the Powertel acquisition are accounted for under the purchase method of accounting. The total purchase price for the roll-up, the Bell Atlantic joint venture and the Powertel acquisition has been allocated to the identifiable tangible and intangible assets and liabilities of the applicable acquired business based upon CCIC's preliminary estimate of their fair values with the remainder allocated to goodwill and other intangible assets. The allocations of the purchase prices may be revised when additional information concerning asset and liability valuations is obtained; however, we do not expect that any such revisions will have a material effect on our consolidated financial position or results of operations. We have recorded the purchase price for the roll-up based on (1) the number of shares of our common stock and Class A common stock exchanged for shares of CTSH's capital stock and (2) the price per share received by us in our initial public offering.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                         Year Ended December 31, 1998
               (Dollars in thousands, except per share amounts)

                                                                                     Pro Forma   Historical
                                                                                      for 1998      Bell
                                         Adjustments     Pro Forma   Adjustments    Transactions  Atlantic  Adjustments
                   Historical Historical   for 1998       for 1998       for            and        Joint     for Joint
                    CCIC(a)    CTSH(b)   Transactions   Transactions  Offerings      Offerings   Venture(k)   Venture
                   ---------- ---------- ------------   ------------ -----------    ------------ ---------- -----------
Net revenues:
 Site rental and
 broadcast
 transmission....   $ 75,028   $84,714     $    --        $159,742    $    --        $ 159,742    $ 11,183    $31,009(l)
 Network services
 and other.......     38,050    12,514         (265)(c)     50,299         --           50,299         --         --
                    --------   -------     --------       --------    --------       ---------    --------    -------
 Total net
 revenues........    113,078    97,228         (265)       210,041         --          210,041      11,183     31,009
                    --------   -------     --------       --------    --------       ---------    --------    -------
Operating
 expenses:
 Costs of
 operations:
 Site rental and
 broadcast
 transmission....     26,254    35,901          --          62,155         --           62,155      14,941        -- (m)
 Network services
 and other.......     21,564     7,916          --          29,480         --           29,480         --         --
 General and
 administrative..     23,571     5,265         (265)(c)     28,571         --           28,571         --         -- (m)
 Corporate
 development.....      4,625         8          --           4,633         --            4,633         --         --
 Non-cash
 compensation
 charges.........     12,758     3,831          --          16,589         --           16,589         --         --
 Depreciation and
 amortization....     37,239    25,684       11,463 (d)     74,386         --           74,386       6,278     23,346 (n)
                    --------   -------     --------       --------    --------       ---------    --------    -------
                     126,011    78,605       11,198        215,814         --          215,814      21,219     23,346
                    --------   -------     --------       --------    --------       ---------    --------    -------
Operating income
 (loss)..........    (12,933)   18,623      (11,463)        (5,773)        --           (5,773)    (10,036)     7,663
Other income
 (expense):
 Equity in
 earnings of
 unconsolidated
 affiliate.......      2,055       --        (2,055)(e)        --          --              --          --         --
 Interest and
 other income
 (expense).......      4,220       725          --           4,945         --            4,945         --         --
 Interest expense
 and amortization
 of deferred
 financing
 costs...........    (29,089)  (13,378)       3,689 (f)    (38,778)    (82,468)(i)    (121,246)        --     (17,711)(o)
                    --------   -------     --------       --------    --------       ---------    --------    -------
Income (loss)
 before income
 taxes and
 minority
 interests.......    (35,747)    5,970       (9,829)       (39,606)    (82,468)       (122,074)    (10,036)   (10,048)
Provision for
 income taxes....       (374)      --           --            (374)        --             (374)        --         --
Minority
 interests.......     (1,654)      --        (1,194)(g)     (2,848)        --           (2,848)        --       4,155 (p)
                    --------   -------     --------       --------    --------       ---------    --------    -------
Net income
 (loss)..........    (37,775)    5,970      (11,023)       (42,828)    (82,468)       (125,296)    (10,036)    (5,893)
Dividends on
 preferred
 stock...........     (5,411)      --       (21,334)(h)    (26,745)    (16,910)(j)     (43,655)        --         --
                    --------   -------     --------       --------    --------       ---------    --------    -------
Net income (loss)
 after deduction
 of dividends on
 preferred
 stock...........   $(43,186)  $ 5,970     $(32,357)      $(69,573)   $(99,378)      $(168,951)   $(10,036)   $(5,893)
                    ========   =======     ========       ========    ========       =========    ========    =======
Loss per common
 share--basic and
 diluted ........   $  (1.02)                             $  (0.74)                  $   (1.33)
                    ========                              ========                   =========
Common shares
 outstanding--
 basic and
 diluted (in
 thousands)......     42,518                                94,064                     126,878
                    ========                              ========                   =========
                     Pro Forma
                     for 1998    Adjustments
                   Transactions,     for                     Adjustments
                     Offerings    Proposed                       for        Pro Forma
                     and Joint    BellSouth      Historical   Powertel       for the
                      Venture    Transaction     Powertel(t) Acquisition   Transactions
                   ------------- --------------- ----------- ------------- ------------
Net revenues:
 Site rental and
 broadcast
 transmission....    $ 201,934     $33,840(q)     $  1,865     $14,040(u)   $ 251,679
 Network services
 and other.......       50,299         --              --          --          50,299
                   ------------- --------------- ----------- ------------- ------------
 Total net
 revenues........      252,233      33,840           1,865      14,040        301,978
                   ------------- --------------- ----------- ------------- ------------
Operating
 expenses:
 Costs of
 operations:
 Site rental and
 broadcast
 transmission....       77,096      11,400(m)(r)     6,167         -- (m)      94,663
 Network services
 and other.......       29,480         --              --          --          29,480
 General and
 administrative..       28,571         -- (m)          --          -- (m)      28,571
 Corporate
 development.....        4,633         --              --          --           4,633
 Non-cash
 compensation
 charges.........       16,589         --              --          --          16,589
 Depreciation and
 amortization....      104,010      30,500 (s)       7,534       6,111 (v)    148,155
                   ------------- --------------- ----------- ------------- ------------
                       260,379      41,900          13,701       6,111        322,091
                   ------------- --------------- ----------- ------------- ------------
Operating income
 (loss)..........       (8,146)     (8,060)        (11,836)      7,929        (20,113)
Other income
 (expense):
 Equity in
 earnings of
 unconsolidated
 affiliate.......          --          --              --          --             --
 Interest and
 other income
 (expense).......        4,945         --              --          --           4,945
 Interest expense
 and amortization
 of deferred
 financing
 costs...........     (138,957)        --              --          --        (138,957)
                   ------------- --------------- ----------- ------------- ------------
Income (loss)
 before income
 taxes and
 minority
 interests.......     (142,158)     (8,060)        (11,836)      7,929       (154,125)
Provision for
 income taxes....         (374)        --              --          --            (374)
Minority
 interests.......        1,307         --              --          --           1,307
                   ------------- --------------- ----------- ------------- ------------
Net income
 (loss)..........     (141,225)     (8,060)        (11,836)      7,929       (153,192)
Dividends on
 preferred
 stock...........      (43,655)        --              --          --         (43,655)
                   ------------- --------------- ----------- ------------- ------------
Net income (loss)
 after deduction
 of dividends on
 preferred
 stock...........    $(184,880)    $(8,060)       $(11,836)    $ 7,929      $(196,847)
                   ============= =============== =========== ============= ============
Loss per common
 share--basic and
 diluted ........    $   (1.25)                                             $   (1.25)
                   =============                                           ============
Common shares
 outstanding--
 basic and
 diluted (in
 thousands)......      147,871                                                156,955
                   =============                                           ============

      See Notes to Unaudited Pro Forma Condensed Consolidated Statements of
                                  Operations

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                        Six Months Ended June 30, 1999
               (Dollars in thousands, except per share amounts)

                                                          Historical               Pro Forma  Adjustments
                                                             Bell                     for         for
                                Adjustments    Pro Forma   Atlantic  Adjustments   Offerings   Proposed
                     Historical     for           for       Joint     for Joint    and Joint   BellSouth      Historical
                      CCIC(a)    Offerings     Offerings  Venture(k)   Venture      Venture   Transaction     Powertel(t)
                     ---------- -----------    ---------  ---------- -----------   ---------  -----------     -----------
Net revenues:
 Site rental and
 broadcast
 transmission......   $107,503   $     --      $107,503    $ 3,705     $ 8,092(l)  $119,300     $16,504(q)      $ 1,864
 Network services
 and other.........     25,133         --        25,133         --          --       25,133          --              --
                      --------   --------      --------    -------     -------     --------     -------         -------
   Total net
   revenues........    132,636         --       132,636      3,705       8,092      144,433      16,504           1,864
                      --------   --------      --------    -------     -------     --------     -------         -------
Operating expenses:
 Costs of
 operations:
   Site rental and
   broadcast
   transmission....     45,084         --        45,084      5,359          --(m)    50,443       5,560(m)(r)     2,589
   Network services
   and other.......     15,157         --        15,157         --          --       15,157          --              --
 General and
 administrative....     17,542         --        17,542         --          --(m)    17,542          --(m)           --
 Corporate
 development.......      2,940         --         2,940         --          --        2,940          --              --
 Restructuring
 charges...........      1,814         --         1,814         --          --        1,814          --              --
 Non-cash
 compensation
 charges...........      1,171         --         1,171         --          --        1,171          --              --
 Depreciation and
 amortization......     49,519         --        49,519      1,899       6,222(n)    57,640      14,875(s)        3,633
                      --------   --------      --------    -------     -------     --------     -------         -------
                       133,227         --       133,227      7,258       6,222      146,707      20,435           6,222
                      --------   --------      --------    -------     -------     --------     -------         -------
Operating income
(loss).............       (591)        --          (591)    (3,553)      1,870       (2,274)     (3,931)         (4,358)
Other income
(expense):
 Interest and
 other income
 (expense).........      4,879         --         4,879         --          --        4,879          --              --
 Interest expense
 and amortization
 of deferred
 financing costs...    (37,842)   (33,251)(i)   (71,093)        --      (4,428)(o)  (75,521)         --              --
                      --------   --------      --------    -------     -------     --------     -------         -------
Income (loss)
before income
taxes, minority
interests and
cumulative effect
of change in
accounting
principle..........    (33,554)   (33,251)      (66,805)    (3,553)     (2,558)     (72,916)     (3,931)         (4,358)
Provision for
income taxes.......       (197)        --          (197)        --          --         (197)         --              --
Minority
interests..........       (572)        --          (572)        --       1,224(p)       652          --              --
                      --------   --------      --------    -------     -------     --------     -------         -------
Income (loss)
before cumulative
effect of change in
accounting
principle..........    (34,323)   (33,251)      (66,574)    (3,553)     (1,334)     (72,461)     (3,931)         (4,358)
Cumulative effect
of change in
accounting
principle for costs
of start-up
activities.........     (2,414)        --        (2,414)        --          --       (2,414)         --              --
                      --------   --------      --------    -------     -------     --------     -------         -------
Net income (loss)..    (36,737)   (33,251)      (69,988)    (3,553)     (1,334)     (74,875)     (3,931)         (4,358)
Dividends on
preferred stock....    (13,022)    (8,455)(j)   (21,477)        --          --      (21,477)         --              --
                      --------   --------      --------    -------     -------     --------     -------         -------
Net income (loss)
after deduction of
dividends on
preferred stock....   $(49,759)  $(41,706)     $(91,465)   $(3,553)    $(1,334)    $(96,352)    $(3,931)        $(4,358)
                      ========   ========      ========    =======     =======     ========     =======         =======
Per common share--
basic and diluted:
 Loss before
 cumulative effect
 of change in
 accounting
 principle.........   $  (0.43)                $  (0.65)                           $  (0.63)
 Cumulative effect
 of change in
 accounting
 principle.........      (0.02)                   (0.02)                              (0.02)
                      --------                 --------                            --------
 Net loss..........   $  (0.45)                $  (0.67)                           $ (.0.65)
                      ========                 ========                            ========
Common shares
outstanding--basic
and diluted (in
thousands).........    109,791                  135,912                             148,662
                      ========                 ========                            ========


                     Adjustments
                        for        Pro Forma
                      Powertel      for the
                     Acquisition  Transactions
                     ------------ ------------
Net revenues:
 Site rental and
 broadcast
 transmission......    $5,906(u)   $ 143,574
 Network services
 and other.........        --         25,133
                     ------------ ------------
   Total net
   revenues........     5,906        168,707
                     ------------ ------------
Operating expenses:
 Costs of
 operations:
   Site rental and
   broadcast
   transmission....        --(m)      58,592
   Network services
   and other.......        --         15,157
 General and
 administrative....        --(m)      17,542
 Corporate
 development.......        --          2,940
 Restructuring
 charges...........        --          1,814
 Non-cash
 compensation
 charges...........        --          1,171
 Depreciation and
 amortization......     2,111(v)      78,259
                     ------------ ------------
                        2,111        175,475
                     ------------ ------------
Operating income
(loss).............     3,795         (6,768)
Other income
(expense):
 Interest and
 other income
 (expense).........        --          4,879
 Interest expense
 and amortization
 of deferred
 financing costs...        --        (75,521)
                     ------------ ------------
Income (loss)
before income
taxes, minority
interests and
cumulative effect
of change in
accounting
principle..........     3,795        (77,410)
Provision for
income taxes.......        --           (197)
Minority
interests..........        --            652
                     ------------ ------------
Income (loss)
before cumulative
effect of change in
accounting
principle..........     3,795        (76,955)
Cumulative effect
of change in
accounting
principle for costs
of start-up
activities.........        --         (2,414)
                     ------------ ------------
Net income (loss)..     3,795        (79,369)
Dividends on
preferred stock....        --        (21,477)
                     ------------ ------------
Net income (loss)
after deduction of
dividends on
preferred stock....    $3,795      $(100,846)
                     ============ ============
Per common share--
basic and diluted:
 Loss before
 cumulative effect
 of change in
 accounting
 principle.........                $   (0.62)
 Cumulative effect
 of change in
 accounting
 principle.........                    (0.02)
                                  ------------
 Net loss..........                $   (0.64)
                                  ============
Common shares
outstanding--basic
and diluted (in
thousands).........                  157,552
                                  ============

     See Notes to Unaudited Pro Forma Condensed Consolidated Statements of
                                  Operations

  Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations
                             (Dollars in thousands)

(a) The historical results of operations for our U.K. business are included in CCIC's historical results of operations for the period from the date of the roll-up, August 21, 1998, through December 31, 1998.
(b) Reflects the historical results of operations of our U.K. business (under U.S. GAAP) for the periods prior to the completion of the roll-up on August 21, 1998. Such results have been translated from pounds sterling to U.S. dollars at the average noon buying rate for the period.
(c) Reflects the elimination of management fees payable to CCIC from Castle Transmission.
(d) Reflects the incremental amortization of goodwill as a result of the roll-up. Goodwill is being amortized over twenty years.
(e) Reflects the elimination of equity accounting adjustments to include CCIC's percentage in our U.K. business' earnings and losses.
(f) Reflects decrease in interest expense attributable to the repayment of borrowings under CCIC's senior credit facility from a portion of the net proceeds from the issuance of our exchangeable preferred stock.
(g) Reflects the minority interest in dividends accrued on CTSH's redeemable preference shares.
(h) Reflects (1) decrease in dividends of $4,348 attributable to the conversion of the outstanding shares of senior convertible preferred stock into shares of common stock and (2) increase in dividends of $25,682 attributable to the exchangeable preferred stock.
(i) Reflects:
  (1) increase in interest expense as a result of the issuance of the notes in the recent debt offerings of $77,596 for the year ended December 31, 1998 and $32,481 for the six months ended June 30, 1999;
  (2) amortization of deferred financing costs related to the notes issued in the recent debt offerings of $1,872 for the year ended December 31, 1998 and $770 for the six months ended June 30, 1999; and
  (3) nonrecurring financing fees of $3,000 for the year ended December 31, 1998 related to the term loans incurred to fund the escrow payments in connection with the BellSouth transaction and the Powertel acquisition.
(j) Reflects the increase in dividends attributable to the proposed issuance of the convertible preferred stock.
(k) Reflects the historical results of operations of the tower operations contributed to the Bell Atlantic joint venture.
(l) Reflects additional revenues to be recognized by the Bell Atlantic joint venture under the global lease and the formation agreement.
(m) We expect that the Bell Atlantic joint venture will incur incremental operating expenses as a stand-alone entity. Such incremental expenses are currently estimated to amount to approximately $5,137 per year. In addition, we expect that we will incur incremental operating expenses as a result of the BellSouth transaction and the Powertel acquisition. Such incremental expenses are currently estimated to amount to approximately $15,917 per year. These incremental operating expenses are based on management's best estimates rather than any contractual obligations; as such, these amounts have not been presented as adjustments in the accompanying pro forma financial statement.
(n) Reflects the incremental depreciation of property and equipment as a result of the Bell Atlantic joint venture. Property and equipment is being depreciated over twenty years.
(o) Reflects additional interest expense attributable to borrowings under the credit facility entered into by the Bell Atlantic joint venture. Such borrowings are initially estimated to incur interest at a rate of 9.25% per annum.
(p) Reflects the minority partner's 38.5% interest in the joint venture's operations.
(q) Reflects additional revenues to be recognized by CCIC in connection with the BellSouth transaction for the sublease of tower space by BellSouth. This amount includes: $26,640 in revenues to be received from

   BellSouth and $7,200 in revenues to be received from other tenants for the year ended December 31, 1998; and $12,992 in revenues to be received from BellSouth and $3,512 in revenues to be received from other tenants for the six months ended June 30, 1999.
(r) Reflects additional costs to be incurred for ground rents in connection with the preliminary BellSouth agreement.
(s) Reflects the incremental depreciation of property and equipment as a result of the BellSouth transaction. Property and equipment is being depreciated over twenty years.
(t) Reflects the historical results of operations of the tower operations acquired in the Powertel acquisition.
(u) Reflects additional revenues to be recognized by CCIC in connection with the Powertel acquisition under the master site agreements.
(v) Reflects the incremental depreciation of property and equipment as a result of the Powertel acquisition. Property and equipment is being depreciated over twenty years.

   The following tables summarize the unaudited pro forma results of operations for the restricted group under our high yield debt instruments. Such information is not intended as an alternative measure of the operating results as would be determined in accordance with generally accepted accounting principles.

                                                            Year Ended December 31, 1998
                           ------------------------------------------------------------------------------------------------
                                                                Restricted  Adjustments                         Restricted
                                                   Exclusion of   Group         for                Adjustments  Group Pro
                           Pro Forma  Exclusion of   Certain    Pro Forma    Proposed                  for      Forma for
                              for     Unrestricted Adjustments     for       BellSouth  Historical  Powertel       the
                           Offerings  Subsidiaries for Roll-Up  Offerings   Transaction  Powertel  Acquisition Transactions
                           ---------  ------------ ------------ ----------  ----------- ---------- ----------- ------------
 Net revenues:
 Site rental and
  broadcast
  transmission..........   $ 159,742   $(137,201)    $   --     $  22,541     $33,840    $  1,865    $14,040    $  72,286
 Network services and
  other.................      50,299     (18,082)        --        32,217         --          --         --        32,217
                           ---------   ---------     -------    ---------     -------    --------    -------    ---------
  Total net revenues....     210,041    (155,283)        --        54,758      33,840       1,865     14,040      104,503
                           ---------   ---------     -------    ---------     -------    --------    -------    ---------
 Operating expenses:
 Costs of operations:
  Site rental and
   broadcast
   transmission.........      62,155     (56,038)        --         6,117      11,400       6,167        --        23,684
  Network services and
   other................      29,480     (12,151)        --        17,329         --          --         --        17,329
 General and
  administrative........      28,571      (7,683)        265       21,153         --          --         --        21,153
 Corporate development..       4,633          (8)        --         4,625         --          --         --         4,625
 Non-cash compensation
  charges...............      16,589      (6,682)        --         9,907         --          --         --         9,907
 Depreciation and
  amortization..........      74,386     (46,002)    (11,463)      16,921      30,500       7,534      6,111       61,066
                           ---------   ---------     -------    ---------     -------    --------    -------    ---------
                             215,814    (128,564)    (11,198)      76,052      41,900      13,701      6,111      137,764
                           ---------   ---------     -------    ---------     -------    --------    -------    ---------
 Operating income
  (loss)................      (5,773)    (26,719)     11,198      (21,294)     (8,060)    (11,836)     7,929      (33,261)
 Other income (expense):
 Interest and other
  income (expense)......       4,945      (3,844)        --         1,101         --          --         --         1,101
 Interest expense and
  amortization of
  deferred financing
  costs.................    (121,246)     20,740         --      (100,506)        --          --         --      (100,506)
                           ---------   ---------     -------    ---------     -------    --------    -------    ---------
 Income (loss) before
  income taxes and
  minority interests....    (122,074)     (9,823)     11,198     (120,699)     (8,060)    (11,836)     7,929     (132,666)
 Provision for income
  taxes.................        (374)        --          --          (374)        --          --         --          (374)
 Minority interests.....      (2,848)      1,654       1,194          --          --          --         --           --
                           ---------   ---------     -------    ---------     -------    --------    -------    ---------
 Net income (loss)......    (125,296)     (8,169)     12,392     (121,073)     (8,060)    (11,836)     7,929     (133,040)
 Dividends on preferred
  stock.................     (43,655)        --          --       (43,655)        --          --         --       (43,655)
                           ---------   ---------     -------    ---------     -------    --------    -------    ---------
 Net income (loss) after
  deduction of dividends
  on preferred stock....   $(168,951)  $  (8,169)    $12,392    $(164,728)    $(8,060)   $(11,836)   $ 7,929    $(176,695)
                           =========   =========     =======    =========     =======    ========    =======    =========

                                                  Six Months Ended  June 30, 1999
                         -----------------------------------------------------------------------------------
                                                 Restricted  Adjustments                         Restricted
                                                   Group         for                Adjustments  Group Pro
                         Pro Forma  Exclusion of Pro Forma    Proposed                  for      Forma for
                            for     Unrestricted    for       BellSouth  Historical  Powertel       the
                         Offerings  Subsidiaries Offerings   Transaction  Powertel  Acquisition Transactions
                         ---------  ------------ ----------  ----------- ---------- ----------- ------------
Net revenues:
 Site rental and
  broadcast
  transmission.......... $107,503     $(92,624)  $  14,879     $16,504    $ 1,864     $5,906      $ 39,153
 Network services and
  other.................   25,133       (9,965)     15,168          --         --         --        15,168
                         --------     --------   ---------     -------    -------     ------      --------
   Total net revenues...  132,636     (102,589)     30,047      16,504      1,864      5,906        54,321
                         --------     --------   ---------     -------    -------     ------      --------
Operating expenses:
 Costs of operations:
   Site rental and
    broadcast
    transmission........   45,084      (41,008)      4,076       5,560      2,589         --        12,225
   Network services and
    other...............   15,157       (7,891)      7,266          --         --         --         7,266
 General and
  administrative........   17,542       (4,128)     13,414          --         --         --        13,414
 Corporate
  development...........    2,940         (688)      2,252          --         --         --         2,252
 Restructuring
  charges...............    1,814          --        1,814          --         --         --         1,814
 Non-cash compensation
  charges...............    1,171         (447)        724          --         --         --           724
 Depreciation and
  amortization..........   49,519      (38,910)     10,609      14,875      3,633      2,111        31,228
                         --------     --------   ---------     -------    -------     ------      --------
                          133,227      (93,072)     40,155      20,435      6,222      2,111        68,923
                         --------     --------   ---------     -------    -------     ------      --------
 Operating income
  (loss)................     (591)     (9,517)    (10,108)     (3,931)    (4,358)      3,795       (14,602)
Other income (expense):
 Interest and other
  income (expense)......    4,879       (6,258)     (1,379)         --         --         --        (1,379)
 Interest expense and
  amortization of
  deferred financing
  costs.................  (71,093)      16,452     (54,641)         --         --         --       (54,641)
                         --------     --------   ---------     -------    -------     ------      --------
 Income (loss) before
  income taxes,
  minority interests
  and cumulative effect
  of change in
  accounting
  principle.............  (66,805)         677    (66,128)     (3,931)    (4,358)      3,795       (70,622)
 Provision for income
  taxes.................    (197)           --       (197)          --         --         --         (197)
 Minority interests.....    (572)          572          --          --         --         --            --
                         --------     --------   ---------     -------    -------     ------      --------
 Income (loss) before
  cumulative effect of
  change in accounting
  principle.............  (67,574)       1,249     (66,325)     (3,931)    (4,358)     3,795       (70,819)
 Cumulative effect of
  change in accounting
  principle for costs
  of start-up
  activities............   (2,414)          --      (2,414)         --         --         --        (2,414)
                         --------     --------   ---------     -------    -------     ------      --------
 Net income (loss)......  (69,988)       1,249     (68,739)    (3,931)    (4,358)      3,795       (73,233)
 Dividends on preferred
  stock.................  (21,477)          --     (21,477)         --         --         --       (21,477)
                         --------     --------   ---------     -------    -------     ------      --------
 Net income (loss)
  after deduction of
  dividends on
  preferred stock....... $(91,465)    $  1,249   $(90,216)     $(3,931)   $(4,358)    $3,795      $(94,710)
                         ========     ========   =========     =======    =======     ======      ========

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              As of June 30, 1999
                             (Dollars in thousands)

                                                              Adjustments
                                                                  for        Adjustments
                                     Adjustments   Pro Forma   Proposed          for         Pro Forma
                          Historical     for          for      BellSouth      Powertel        for the
                             CCIC     Offerings    Offerings  Transaction    Acquisition    Transactions
                          ---------- -----------   ---------- -----------    -----------    ------------
Assets:
Current assets:
  Cash and cash
   equivalents..........  $  705,924  $600,511(a)  $1,306,435  $(358,021)(f)  $(13,115)(i)   $  935,299
  Receivables...........      41,009        --         41,009         --            --           41,009
  Inventories...........      12,591        --         12,591         --            --           12,591
  Prepaid expenses and
   other current
   assets...............       7,951        --          7,951         --            --            7,951
                          ----------  --------     ----------  ---------      --------       ----------
   Total current
    assets..............     767,475   600,511      1,367,986   (358,021)      (13,115)         996,850
Property and equipment,
 net....................   1,615,646        --      1,615,646    511,459(g)     13,115(j)     2,140,220
Goodwill and other
 intangible assets,
 net....................     608,800        --        608,800         --            --          608,800
Deferred financing costs
 and other assets, net..      37,173     6,510(b)      43,683         --            --           43,683
                          ----------  --------     ----------  ---------      --------       ----------
                          $3,029,094  $607,021     $3,636,115  $ 153,438      $     --       $3,789,553
                          ==========  ========     ==========  =========      ========       ==========
Liabilities and
 Stockholders' Equity:
Current liabilities:
  Accounts payable......  $   22,690  $     --     $   22,690  $      --      $     --       $   22,690
  Other current
   liabilities..........      63,149        --         63,149         --            --           63,149
  Long-term debt,
   current maturities...          --        --             --         --            --               --
                          ----------  --------     ----------  ---------      --------       ----------
   Total current
    liabilities.........      85,839        --         85,839         --            --           85,839
Long-term debt, less
 current maturities.....   1,194,681   275,511(c)   1,470,192         --            --        1,470,192
Other liabilities.......      45,991        --         45,991         --            --           45,991
                          ----------  --------     ----------  ---------      --------       ----------
   Total liabilities....   1,326,511   275,511      1,602,022         --            --        1,602,022
                          ----------  --------     ----------  ---------      --------       ----------
Minority interests......      52,100        --         52,100         --            --           52,100
Redeemable preferred
 stock..................     214,085   194,904(d)     408,989         --            --          408,989
Stockholders' equity....   1,436,398   136,606(e)   1,573,004    153,438(h)         --        1,726,442
                          ----------  --------     ----------  ---------      --------       ----------
                          $3,029,094  $607,021     $3,636,115  $ 153,438      $     --       $3,789,553
                          ==========  ========     ==========  =========      ========       ==========

     See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

       Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
                             (Dollars in thousands)

 (a) Reflects the following adjustments to cash and cash
     equivalents:
     (1) Increase resulting from the receipt of proceeds from
         the most recent debt offerings.......................   $ 275,511
     (2) Decrease resulting from the payment of underwriting
         discounts and commissions and other fees and expenses
         related to the most recent debt offerings............      (6,510)
     (3) Increase resulting from sale of common stock to TdF
         under its preemptive rights from the recent equity
         offering.............................................     140,310
     (4) Increase resulting from the receipt of proceeds from
         the proposed issuance of the convertible preferred
         stock and warrants in the GE Capital transaction.....     200,000
     (5) Decrease resulting from the payment of fees and
         expenses related to the proposed issuance of the
         convertible preferred stock and warrants in the GE
         Capital transaction..................................      (8,800)
                                                                 ---------
         Total adjustments to cash and cash equivalents.......   $ 600,511
                                                                 =========
 (b) Reflects deferred financing costs resulting from the
     payment of underwriting discounts and commissions and
     other fees and expenses related to the most recent debt
     offerings.
 (c) Reflects the increase resulting from the receipt of
     proceeds from the most recent debt offerings.
 (d) Reflects the increase resulting from the receipt of
     proceeds from the proposed issuance of the convertible
     preferred stock in the GE Capital transaction, net of the
     value attributed to the accompanying warrants to purchase
     shares of CCIC common stock.
 (e) Reflects the following adjustments to stockholders'
     equity:
     (1) Increase resulting from sale of common stock to TdF
         under its preemptive rights from the recent equity
         offering.............................................   $ 140,310
     (2) Decrease resulting from the payment of fees and
         expenses related to the proposed issuance of the
         convertible preferred stock and warrants in the GE
         Capital transaction..................................      (8,800)
     (3) Increase resulting from the value attributed to the
         warrants to purchase shares of CCIC common stock in
         the GE Capital transaction...........................       5,096
                                                                 ---------
     Total adjustments to stockholders' equity................   $ 136,606
                                                                 =========
 (f) Reflects the payment of the remaining cash portion of the purchase price for the BellSouth transaction.
 (g) Reflects the basis of property and equipment recorded in connection with the BellSouth transaction.
 (h) Reflects the increase resulting from the issuance of common stock for a portion of the remaining purchase price for the BellSouth transaction.
 (i) Reflects the payment of the remaining portion of the closing price for the Powertel acquisition.
 (j) Reflects the increase in basis of property and equipment acquired in the remaining portion of the Powertel acquisition.

    The following table summarizes the adjustments for the recent and proposed offerings, with increases to liabilities and stockholders' equity balances shown as negative amounts:

                                                 Adjustment Reference
                          -------------------------------------------------------------------
                          (a)(1),(a)(3),(c),(e)(1) (a)(2),(a)(5),(b),(e)(2) (a)(4),(d),(e)(3)  Totals
                          ------------------------ ------------------------ ----------------- ---------
Cash and cash
 equivalents............          $415,821                 $(15,310)            $200,000      $ 600,511
Deferred financing cost
 and other assets, net..               --                     6,510                  --           6,510
Long-term debt, less
 current maturities.....          (275,511)                     --                   --       (275,511)
Redeemable preferred
 stock..................               --                       --              (194,904)      (194,904)
Stockholders' equity....          (140,310)                   8,800               (5,096)      (136,606)
                                  --------                 --------             --------      ---------
                                  $    --                  $    --              $    --       $     --
                                  ========                 ========             ========      =========


    The following table summarizes the adjustments for the BellSouth transaction, with increases to liabilities and stockholders' equity balances shown as negative amounts:

                                                            Adjustment Reference
                                                            --------------------
                                                                (f),(g),(h)
                                                            --------------------
   Cash and cash equivalents...............................      $(358,021)
   Property and equpment, net..............................        511,459
   Stockholders' equity....................................       (153,438)
                                                                 ---------
                                                                 $     --
                                                                 =========

    The following table summarizes the adjustments for the Powertel acquisition, with increases to liabilities and stockholders' equity balances shown as negative amounts:

                                                            Adjustment Reference
                                                            --------------------
                                                                  (i),(j)
                                                            --------------------
   Cash and cash equivalents...............................       $(13,115)
   Property and equipment, net.............................         13,115
                                                                  --------
                                                                  $    --
                                                                  ========

   The following table summarizes the unaudited pro forma balance sheet for the restricted group under our high yield debt instruments. Such information is not intended as an alternative measure of financial position as determined in accordance with generally accepted accounting principles.

                                                    As of June 30, 1999
                          -------------------------------------------------------------------------
                                                   Restricted Adjustments               Restricted
                                                     Group        for                     Group
                             Pro     Exclusion of     Pro      Proposed   Adjustments   Pro Forma
                          Forma for  Unrestricted  Forma for   BellSouth  for Powertel   for the
                          Offerings  Subsidiaries  Offerings  Transaction Acquisition  Transactions
                          ---------- ------------  ---------- ----------- ------------ ------------
Assets:
Current assets:
 Cash and cash
  equivalents...........  $1,306,435 $   (64,441)  $1,241,994  $(358,021)   $(13,115)   $  870,858
 Receivables............      41,009     (19,330)      21,679         --          --        21,679
 Inventories............      12,591      (6,921)       5,670         --          --         5,670
 Prepaid expenses and
  other current
  assets................       7,951      (5,975)       1,976         --          --         1,976
                          ---------- -----------   ----------  ---------    --------    ----------
   Total current
    assets..............   1,367,986     (96,667)   1,271,319   (358,021)    (13,115)      900,183
Property and equipment,
 net....................   1,615,646  (1,051,307)     564,339    511,459      13,115     1,088,913
Investments in
 Unrestricted
 Subsidiaries...........          --     989,506      989,506         --          --       989,506
Goodwill and other
 intangible assets,
 net....................     608,800    (469,643)     139,157         --          --       139,157
Deferred financing costs
 and other assets, net..      43,683      (4,396)      39,287         --          --        39,287
                          ---------- -----------   ----------  ---------    --------    ----------
                          $3,636,115 $  (632,507)  $3,003,608  $ 153,438    $    --     $3,157,046
                          ========== ===========   ==========  =========    ========    ==========
Liabilities and
 Stockholders' Equity:
Current liabilities:
 Accounts payable.......  $   22,690 $   (18,571)  $    4,119  $      --    $     --    $    4,119
 Other current
  liabilities...........      63,149     (56,551)       6,598         --          --         6,598
 Long-term debt,
  current maturities....          --          --           --         --          --            --
                          ---------- -----------   ----------  ---------    --------    ----------
   Total current
    liabilities.........      85,839     (75,122)      10,717         --          --        10,717
Long-term debt, less
 current maturities.....   1,470,192    (461,219)   1,008,973         --          --     1,008,973
Other liabilities.......      45,991     (44,066)       1,925         --          --         1,925
                          ---------- -----------   ----------  ---------    --------    ----------
   Total liabilities....   1,602,022    (580,407)   1,021,615         --          --     1,021,615
                          ---------- -----------   ----------  ---------    --------    ----------
Minority interests......      52,100     (52,100)          --         --          --            --
Redeemable preferred
 stock..................     408,989          --      408,989         --          --       408,989
Stockholders' equity....   1,573,004          --    1,573,004    153,438          --     1,726,442
                          ---------- -----------   ----------  ---------    --------    ----------
                          $3,636,115 $  (632,507)  $3,003,608  $ 153,438    $     --    $3,157,046
                          ========== ===========   ==========  =========    ========    ==========